Exhibit 15.1

Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
P.O. Box 782
5600 AT Eindhoven
The Netherlands

Tel: +31 (40) 2345000
Fax: +31 (40) 2345407
www.deloitte.nl

ASML Holding N.V.
De Run 6501
5504 DR Veldhoven

Date	From
January 28, 2005	J.G.C.M. Buné

Consent of independent auditors

We consent to the incorporation by reference, in the following Registration Statements on Form S-8 (Nos. 333-13332, No. 333-109154, 333-105600, 333-116337), of ASML Holding N.V. (the “Company”) and in the related Prospectuses, of our report dated January 28, 2005 included in the Financial Statements on Form 20-F of the Company for the year ended December 31, 2004.

/s/ Deloitte Accountants B.V.